UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  September 28, 2011

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On September 28, 2011, Plug Power Inc. (the “Company”) executed a First Loan Modification Agreement (the “Loan Modification”) with Silicon Valley Bank, amending the August 9, 2011 Loan and Security Agreement.  The Loan Modification removed the $750,000 sublimit for outstanding letters of credit, foreign exchange contract financing and amounts utilized for cash management services, making the full $7 million credit facility available for financing accounts receivables and eligible inventory.  All remaining terms of the August 9, 2011 Loan and Security Agreement, as disclosed in the Company’s Quarterly Report on 10Q filed on August 11, 2011, remain in full force and effect.  A copy of the Loan Modification is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Title

10.1	First Loan Modification Agreement dated September 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.
Date: September 30, 2011	By: /s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer